Black Diamond Therapeutics Reports Fourth Quarter and Full Year 2024 Financial Results and Provides Corporate Update
•Clinical data on track for Q2 2025 in Phase 2 trial of BDTX-1535 in 1L patients with non-classical EGFRm NSCLC
•Expansion of investigator sponsored “window of opportunity” trial into newly diagnosed glioblastoma patients with EGFR aberrations expected in Q1 2025
•Cash, cash equivalents, and investments of $98.6 million as of December 31, 2024, expected to be sufficient to fund operations into Q4 2026
CAMBRIDGE, MA, March 6, 2025 (GLOBE NEWSWIRE) – Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), a clinical-stage oncology company developing MasterKey therapies that target families of oncogenic mutations in patients with cancer, today reported financial results for the fourth quarter and full year ended December 31, 2024, and provided a corporate update.
“We continue to focus on advancing BDTX-1535 for the treatment of patients with EGFRm NSCLC and providing a clinical update on our Phase 2 trial for newly diagnosed patients in the second quarter of 2025,” said Mark Velleca, M.D., Ph.D., President and Chief Executive Officer of Black Diamond Therapeutics. “We also look forward to the expansion in the first quarter of 2025 of the investigator sponsored window of opportunity trial of BDTX-1535 into newly diagnosed glioblastoma patients with EGFR aberrations, an area of high unmet medical need.”
Recent Developments & Upcoming Milestones:
BDTX-1535:
Black Diamond anticipates the following upcoming key milestones for BDTX-1535:
•Initial Phase 2 clinical data in newly diagnosed patients with non-classical epidermal growth factor receptor mutant (EGFRm) non-small cell lung cancer (NSCLC) in the second quarter of 2025 (NCT05256290).
•Updated Phase 2 clinical data in patients with recurrent EGFRm NSCLC with a broad spectrum of classical, non-classical, and C797S resistance mutations in the second half of 2025.
•Planning to solicit U.S. Food and Drug Administration (FDA) feedback on a potential pivotal registrational path for BDTX-1535 in newly diagnosed EGFRm NSCLC patients in the second half of 2025.
•Expansion of the investigator sponsored “window of opportunity” trial (also known as a Phase 0/1 “Trigger” trial) into a Phase 0/2 trial in newly diagnosed glioblastoma (GBM) patients with epidermal growth factor receptor (EGFR) aberrations in the first quarter of 2025. The trial is sponsored by the Ivy Brain Tumor Center in Phoenix, Arizona (NCT06072586).
Financial Highlights
•Cash Position: Black Diamond ended 2024 with approximately $98.6 million in cash, cash equivalents, and investments compared to $131.4 million as of December 31, 2023. Net cash used in operations was $62.3 million for the year ended December 31, 2024 compared to $66.7 million for the year ended December 31, 2023.

•Research and Development Expenses: Research and development (R&D) expenses were $12.3 million for the fourth quarter of 2024, compared to $15.3 million for the same period in 2023. Research and development expenses were $51.3 million for the year ended December 31, 2024, compared to $59.4 million for the year ended December 31, 2023. The decrease in R&D expenses was primarily due to workforce efficiencies and increased focus on advancing and optimizing development plans for BDTX-1535.
•General and Administrative Expenses: General and administrative (G&A) expenses were $6.0 million for the fourth quarter of 2024, compared to $5.6 million for the same period in 2023, and $27.5 million for the year ended December 31, 2024, compared to $27.1 million for the year ended December 31, 2023. The increase in G&A expenses was primarily related to one-time restructuring costs.
•Net Loss: Net loss for the fourth quarter of 2024 was $16.0 million, as compared to $19.4 million for the same period in 2023. Net loss for the year ended December 31, 2024 was $69.7 million compared to $82.4 million for the year ended December 31, 2023.
Financial Guidance
•Black Diamond ended 2024 with approximately $98.6 million in cash, cash equivalents and investments which the Company believes is sufficient to fund its anticipated operating expenses and capital expenditure requirements into the fourth quarter of 2026.
About Black Diamond Therapeutics
Black Diamond Therapeutics is a clinical-stage oncology company developing MasterKey therapies that target families of oncogenic mutations in patients with cancer. The Company’s MasterKey therapies are designed to address a broad spectrum of genetically defined tumors, overcome resistance, minimize wild-type mediated toxicities, and be brain penetrant to treat central nervous system disease. The Company is advancing a Phase 2 NSCLC trial of BDTX-1535, a brain-penetrant fourth-generation EGFR MasterKey inhibitor targeting EGFR-mutant NSCLC and GBM. For more information, please visit www.blackdiamondtherapeutics.com.
From time to time, we may use our website or our LinkedIn profile at www.linkedin.com/company/black-diamond-therapeutics to distribute material information. Our financial and other material information is routinely posted to and accessible on the Investors section of our website, available at www.blackdiamondtherapeutics.com. Investors are encouraged to review the Investors section of our website because we may post material information on that site that is not otherwise disseminated by us. Information that is contained in and can be accessed through our website or our LinkedIn page is not incorporated into, and does not form a part of, this press release.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the continued development and advancement of BDTX-1535, including the ongoing Phase 2 clinical trials and the timing of clinical updates for BDTX-1535 in patients with NSCLC and in patients with recurrent GBM, the expected timing for and planned expansion of the “window of opportunity” clinical trial of BDTX-1535 into a Phase 0/2 trial in newly diagnosed GBM patients, the expected timing for regulatory feedback and the disclosure of potential registrational pathways for BDTX-1535 in NSCLC, the potential of BDTX-1535 to address the unmet medical need for newly diagnosed NSCLC patients with non-classical EGFR mutations and benefit patients with NSCLC across multiple lines of therapy, the potential future development plans for BDTX-1535 in NSCLC and GBM, and the Company’s expected cash runway. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission and in its subsequent filings filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Black Diamond Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data (Unaudited)
(in thousands)

	December 31,
	2024	2023
	(in thousands)
Cash, cash equivalents, and investments	$98,575	$131,400
Total assets	$122,640	$158,567
Accumulated deficit	$(487,107)	$(417,431)
Total stockholders’ equity	$83,285	$116,736

Black Diamond Therapeutics, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating expenses:
Research and development	$12,297	$15,289	$51,312	$59,350
General and administrative	5,978	5,566	27,469	27,110
Total operating expenses	18,275	20,855	78,781	86,460
Loss from operations	(18,275)	(20,855)	(78,781)	(86,460)
Other income (expense):
Interest income	565	324	2,182	1,924
Other income (expense)	1,725	1,123	6,923	2,094
Total other income (expense), net	2,290	1,447	9,105	4,018
Net loss	$(15,985)	$(19,408)	$(69,676)	$(82,442)
Net loss per share, basic and diluted	$(0.28)	$(0.34)	$(1.27)	$(1.88)
Weighted average common shares outstanding, basic and diluted	56,607,842	51,637,433	55,028,371	43,954,649

Contact

For Investors:
investors@bdtx.com

For Media:
media@bdtx.com

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